EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
October 27, 2008	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyTel Reports Third Quarter Earnings

Monroe, La… CenturyTel, Inc. (NYSE: CTL) announces operating results for third quarter 2008.

•
Operating revenues, excluding nonrecurring items, were $650.1 million compared to $708.3 million for third quarter 2007. (Third quarter 2007 revenues included the recognition of $42.2 million of prior period revenue settlements.) Reported under GAAP, third quarter 2008 operating revenues were $650.1 million.

•	Net income, excluding nonrecurring items, was $82.8 million compared to $108.1 million in third quarter 2007. Reported under GAAP, third quarter 2008 net income was $84.7 million.

•	Diluted earnings per share, excluding nonrecurring items, was $.82 compared to $.97 in third quarter 2007. Reported under GAAP, third quarter 2008 diluted earnings per share was $.84.

•	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $140.5 million in third quarter 2008 compared to $167.3 million in third quarter 2007.

•	Under the $750 million share repurchase program, 3.7 million shares were repurchased and retired for $137.5 million during the quarter.

Third Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 9/30/08			Quarter Ended 9/30/07		% Change
Operating Revenues Operating Cash Flow (1) Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	650,073 309,079 82,760 .82 100,988 70,606		$ $ $ $ $	708,306 363,005 108,137 .97 112,229 77,445	(8.2) (14.9) (23.5) (15.5) (10.0) (8.8)	% % % % % %
Access Lines High-Speed Internet Customers		2,041,000 628,000	(2)		2,171,000 530,000	(6.0) 18.5	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	Reflects the disconnect of approximately 1,400 Madison River internal company lines.

“CenturyTel continued to experience solid demand for broadband services as we added nearly 20,600 high-speed Internet customers during the third quarter,” Glen F. Post, III, chairman and chief executive officer, said. “High-speed Internet revenues increased 21% over the same period a year ago, primarily due to our 18.5% growth in high-speed Internet customers since third quarter 2007.”

Operating revenues, excluding nonrecurring items, for third quarter 2008 were $650.1 million compared to $708.3 million in third quarter 2007. This $58.2 million decrease was primarily due to $42.2 million of prior period revenue settlements recognized in third quarter 2007 upon the expiration of a regulatory monitoring period. The remaining $16.0 million decline primarily reflects the impact of access line losses and lower access revenues which more than offset revenue growth related to an increase in high-speed Internet subscribers.

Operating expenses, excluding nonrecurring items, decreased 2.6% to $469.3 million from $481.9 million in third quarter 2007, primarily due to lower depreciation expense associated with fully depreciated assets and reduced personnel expenses. These decreases more than offset an increase associated with growth in high-speed Internet customers.

Operating cash flow, excluding nonrecurring items, decreased to $309.1 million from $363.0 million in third quarter 2007, primarily due to the lower prior period revenue settlements and other revenue declines discussed above. For third quarter 2008, CenturyTel achieved an operating cash flow margin of 47.5% versus 51.2% in third quarter 2007.

“CenturyTel remains focused on providing high-quality, advanced communication services to our customers, including high bandwidth solutions that are critical to economic development and job growth,” Post said. “Our strong cash flows enable us to continue to invest in fiber networks, broadband services and emerging technologies that support the communities we serve and provide a foundation for future revenue growth.”

Net income, excluding nonrecurring items, was $82.8 million in third quarter 2008 compared to $108.1 million in third quarter 2007. The decrease was primarily driven by the after-tax impact of the decline in prior period revenue settlements discussed above, the revenue impact of access line losses and lower access revenues, along with lower earnings from CenturyTel’s interest in an unconsolidated wireless partnership due to 2007 audit adjustments recorded by the general partner in third quarter 2008. Diluted earnings per share, excluding nonrecurring items, was $.82 for third quarter 2008, a 15.5% decrease from the $.97 reported in third quarter 2007. This decrease was primarily due to the lower net income as discussed above, partially offset by the 10.0% decline in average diluted shares outstanding as a result of share repurchases since third quarter 2007.

The Company suspended its share repurchase program on September 15, 2008 due to deterioration in the financial markets.

For the first nine months of 2008, operating revenues, excluding nonrecurring items, increased to $1.956 billion from $1.948 billion for the same period in 2007. Operating cash flow, excluding nonrecurring items, was $946.5 million for the first nine months of 2008 compared to $970.1 million a year ago. Net income, excluding nonrecurring items, was $260.1 million in the first nine months of 2008 compared to $264.4 million during the same period in 2007. Diluted earnings per share, excluding nonrecurring items, was $2.50 during the first nine months of 2008 compared to $2.34 in the first nine months of 2007.

Under generally accepted accounting principles (GAAP), net income for third quarter 2008 was $84.7 million compared to $113.2 million for third quarter 2007 and diluted earnings per share for third quarter 2008 was $.84 compared to $1.01 for third quarter 2007. Third quarter 2008 net income and diluted earnings per share reflect a net after-tax benefit of $2.0 million ($.02 per share) from the sale of a non-core asset. Third quarter 2007 net income and diluted earnings per share reflect a net after-tax charge of $1.4 million ($.01 per share) related to a reduction in workforce and a net after-tax gain of $6.4 million ($.06 per share) from the sale of a non-core asset.

Net income under GAAP for the first nine months of 2008 was $265.7 million compared to $303.3 million for the first nine months of 2007 and diluted earnings per share for the first nine months of 2008 was $2.55 compared to $2.68 for the first nine months of 2007. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the nine months ended September 30, 2008 and 2007.

Outlook.  For fourth quarter 2008, CenturyTel expects total revenues of $635 to $645 million and diluted earnings per share of $.78 to $.83. The Company has also increased and narrowed the range of anticipated full year 2008 diluted earnings per share guidance from $3.20 to $3.30 to $3.28 to $3.33, which reflects actual year-to-date results and the fourth quarter outlook.

All outlook figures provided under this section are presented excluding the potential impact of any future mergers, acquisitions or divestitures, or other nonrecurring events.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Other. Earlier this morning, CenturyTel and EMBARQ Corporation announced they had reached a definitive agreement under which CenturyTel will acquire EMBARQ in a tax-free, stock-for-stock transaction creating one of the leading communications companies in the United States. Information about the proposed merger between CenturyTel and EMBARQ can be found in a separate news release issued today.

Investor Call. CenturyTel and EMBARQ will co-host a conference call with the financial community today, October 27, 2008, at 10:00 am Eastern Time / 9:00 am Central Time to discuss the transaction announced this morning as well as CenturyTel’s and EMBARQ’s third quarter financial results.  The conference call will be streamed live over CenturyTel’s Web site at www.centurytel.com and over EMBARQ’s Web site at www.embarq.com.  Interested parties can also access the call by dialing (866) 610-1072 (international: (973) 935-2840), and referencing code 70807213, ten minutes prior to the start of the call.

A digital recording of the call will be available as promptly as practicable and ending November 10, 2008 at 11:59 pm Eastern Time / 10:59 pm Central Time. The replay can be accessed by dialing (800) 642-1687 (international: (706) 645-9291) and referencing code 70807213.  A replay of the call will also be available on the investor relations sections of both companies' web sites.

     In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively adjust to changes in the communications industry; the Company’s ability to effectively  manage its expansion opportunities, including  successfully integrating newly-acquired properties into the Company’s operations and  retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s continued access to credit markets on favorable terms; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to pay a $2.80 per share common dividend annually, which may be affected by changes in its cash requirements, capital spending plans, cash flow or financial position; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy.  These and other uncertainties related to the Company’s business and plans are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated and supplemented by the Company’s subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The information contained in this release is as of October 27, 2008.  The Company undertakes no obligation to update any of its forward-looking statements for any reason.

Additional Information

     CenturyTel and EMBARQ plan to file a joint proxy statement/prospectus with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about CenturyTel and EMBARQ, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyTel, 100 CenturyTel Drive, Monroe, Louisiana, 71203 Attention: Corporate Secretary, or to EMBARQ, 5454 W. 100th Street, Overland Park, Kansas, 66211, Attention: Shareholder Relations. The respective directors and executive officers of CenturyTel and EMBARQ and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyTel’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyTel on March 27, 2008, and information regarding EMBARQ directors and executive officers is available in its proxy statement filed with the SEC by EMBARQ on March 17, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CenturyTel (NYSE:CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	Three months ended September 30, 2008				Three months ended September 30, 2007
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$218,253			218,253	229,862			229,862	(5.1%)	(5.1%)
Network access	205,385			205,385	248,490	527	(3)	247,963	(17.3%)	(17.2%)
Data	132,631			132,631	134,630			134,630	(1.5%)	(1.5%)
Fiber transport and CLEC	38,006			38,006	41,811			41,811	(9.1%)	(9.1%)
Other	55,798			55,798	54,040			54,040	3.3%	3.3%
	650,073	-		650,073	708,833	527		708,306	(8.3%)	(8.2%)

OPERATING EXPENSES
Cost of services and products	242,243			242,243	246,430	1,967	(3)	244,463	(1.7%)	(0.9%)
Selling, general and administrative	98,751			98,751	101,612	774	(3)	100,838	(2.8%)	(2.1%)
Depreciation and amortization	128,352			128,352	136,606			136,606	(6.0%)	(6.0%)
	469,346	-		469,346	484,648	2,741		481,907	(3.2%)	(2.6%)

OPERATING INCOME	180,727	-		180,727	224,185	(2,214)		226,399	(19.4%)	(20.2%)

OTHER INCOME (EXPENSE)
Interest expense	(49,483)			(49,483)	(55,176)			(55,176)	(10.3%)	(10.3%)
Other income (expense)	4,113	3,152	(1)	961	14,761	10,437	(4)	4,324	(72.1%)	(77.8%)
Income tax expense	(50,624)	(1,179)	(2)	(49,445)	(70,568)	(3,158)	(5)	(67,410)	(28.3%)	(26.7%)

NET INCOME	$84,733	1,973		82,760	113,202	5,065		108,137	(25.1%)	(23.5%)

BASIC EARNINGS PER SHARE	$0.84	0.02		0.82	1.04	0.05		0.99	(19.2%)	(17.2%)
DILUTED EARNINGS PER SHARE	$0.84	0.02		0.82	1.01	0.05		0.97	(16.8%)	(15.5%)

AVERAGE SHARES OUTSTANDING
Basic	100,402			100,402	108,996			108,996	(7.9%)	(7.9%)
Diluted	100,988			100,988	112,229			112,229	(10.0%)	(10.0%)

DIVIDENDS PER COMMON SHARE	$1.3325			1.3325	0.0650			0.0650	1,950.0%	1,950.0%

NONRECURRING ITEMS
(1) - Gain on the sale of a non-core asset
(2) - Tax effect of item (1).
(3) - Severance and related costs due to workforce reduction, including revenue impact.
(4) - Gain on the sale of a non-core asset.
(5) - Tax effect of items (3) and (4).

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	Nine months ended September 30, 2008				Nine months ended September 30, 2007
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$658,634			658,634	664,435			664,435	(0.9%)	(0.9%)
Network access	621,987	1,012	(1)	620,975	726,091	49,514	(4)	676,577	(14.3%)	(8.2%)
Data	390,463	21	(1)	390,442	338,700			338,700	15.3%	15.3%
Fiber transport and CLEC	120,805			120,805	120,851	13	(4)	120,838	(0.0%)	(0.0%)
Other	164,904			164,904	149,602	1,869	(5)	147,733	10.2%	11.6%
	1,956,793	1,033		1,955,760	1,999,679	51,396		1,948,283	(2.1%)	0.4%

OPERATING EXPENSES
Cost of services and products	719,681			719,681	686,349	(2,085)	(6)	688,434	4.9%	4.5%
Selling, general and administrative	297,212	7,655	(1)	289,557	290,525	774	(6)	289,751	2.3%	(0.1%)
Depreciation and amortization	394,990			394,990	398,701			398,701	(0.9%)	(0.9%)
	1,411,883	7,655		1,404,228	1,375,575	(1,311)		1,376,886	2.6%	2.0%

OPERATING INCOME	544,910	(6,622)		551,532	624,104	52,707		571,397	(12.7%)	(3.5%)

OTHER INCOME (EXPENSE)
Interest expense	(148,771)			(148,771)	(159,804)			(159,804)	(6.9%)	(6.9%)
Other income (expense)	25,437	12,713	(2)	12,724	28,131	10,437	(7)	17,694	(9.6%)	(28.1%)
Income tax expense	(155,916)	(524)	(3)	(155,392)	(189,094)	(24,248)	(8)	(164,846)	(17.5%)	(5.7%)

NET INCOME	$265,660	5,567		260,093	303,337	38,896		264,441	(12.4%)	(1.6%)

BASIC EARNINGS PER SHARE	$2.57	0.05		2.51	2.77	0.36		2.41	(7.2%)	4.1%
DILUTED EARNINGS PER SHARE	$2.55	0.05		2.50	2.68	0.34		2.34	(4.9%)	6.8%

AVERAGE SHARES OUTSTANDING
Basic	103,396			103,396	109,478			109,478	(5.6%)	(5.6%)
Diluted	104,086			104,086	114,086			114,086	(8.8%)	(8.8%)

DIVIDENDS PER COMMON SHARE	$1.4675			1.4675	0.1950			0.1950	652.6%	652.6%

NONRECURRING ITEMS
(1) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
(2) - Gain on the sales of non-core assets ($7.3 million), gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million), and interest income recorded upon the resolution of certain income tax audit issues ($919,000).
(3) - Includes $2.3 million net income tax expense related to items (1) and (2) and $1.8 million income tax benefit recorded upon resolution of certain income tax audit issues.
(4) - Revenue recorded upon settlement of a dispute with a carrier ($49.0 million) and revenue impact of severance and related costs due to workforce reductions ($.5 million).
(5) - Reimbursement of amounts upon a change in our satellite television arrangement.
(6) - Severance and related costs due to workforce reductions ($2.7 million), net of reimbursement of amounts upon a change in our satellite television arrangement ($4.1 million).
(7) - Gain on sale of non-core asset.
(8) - Tax effects of items (4) through (7).

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2008 AND DECEMBER 31, 2007
(UNAUDITED)

	September 30,	December 31,
	2008	2007
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$258,957	34,402
Other current assets	249,826	257,997
Total current assets	508,783	292,399

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,793,320	8,666,106
Accumulated depreciation	(5,877,970)	(5,557,730)
Net property, plant and equipment	2,915,350	3,108,376

GOODWILL AND OTHER ASSETS
Goodwill	4,010,027	4,010,916
Other	838,742	772,862
Total goodwill and other assets	4,848,769	4,783,778

TOTAL ASSETS	$8,272,902	8,184,553

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$45,357	279,898
Other current liabilities	429,356	456,637
Total current liabilities	474,713	736,535

LONG-TERM DEBT	3,299,266	2,734,357
DEFERRED CREDITS AND OTHER LIABILITIES	1,302,683	1,304,456
STOCKHOLDERS' EQUITY	3,196,240	3,409,205

TOTAL LIABILITIES AND EQUITY	$8,272,902	8,184,553

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended September 30, 2008				Three months ended September 30, 2007
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$180,727	-		180,727	224,185	(2,214)	(2)	226,399
Add: Depreciation and amortization	128,352	-		128,352	136,606			136,606
Operating cash flow	$309,079	-		309,079	360,791	(2,214)		363,005

Revenues	$650,073	-		650,073	708,833	527	(2)	708,306

Operating income margin (operating income divided by revenues)	27.8%			27.8%	31.6%			32.0%

Operating cash flow margin (operating cash flow divided by revenues)	47.5%			47.5%	50.9%			51.2%

Free cash flow (prior to debt service requirements and dividends)
Net income	$84,733	1,973	(1)	82,760	113,202	5,065	(3)	108,137
Add: Depreciation and amortization	128,352	-		128,352	136,606	-		136,606
Less: Capital expenditures	(70,606)	-		(70,606)	(77,445)	-		(77,445)
Free cash flow	$142,479	1,973		140,506	172,363	5,065		167,298

Free cash flow	$142,479				172,363
Gain on asset dispositions	(3,811)				(10,436)
Deferred income taxes	10,532				13,106
Changes in current assets and current liabilities	3,337				(42,321)
Decrease in other noncurrent assets	3,854				4,400
Increase (decrease) in other noncurrent liabilities	1,501				(2,542)
Retirement benefits	3,144				6,745
Excess tax benefits from share-based compensation	(713)				(122)
Other, net	9,317				12,770
Add: Capital expenditures	70,606				77,445
Net cash provided by operating activities	$240,246				231,408

NONRECURRING ITEMS
(1) - Gain on the sale of a non-core asset, net of tax.
(2) - Severance and related costs due to workforce reduction, including revenue impact (presented on a pre-tax basis).
(3) - After-tax effect of gain on sale of non-core asset and severance and related costs due to workforce reduction.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Nine months ended September 30, 2008				Nine months ended September 30, 2007
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$544,910	(6,622)	(1)	551,532	624,104	52,707	(3)	571,397
Add: Depreciation and amortization	394,990	-		394,990	398,701			398,701
Operating cash flow	$939,900	(6,622)		946,522	1,022,805	52,707		970,098

Revenues	$1,956,793	1,033	(1)	1,955,760	1,999,679	51,396	(4)	1,948,283

Operating income margin (operating income divided by revenues)	27.8%			28.2%	31.2%			29.3%

Operating cash flow margin (operating cash flow divided by revenues)	48.0%			48.4%	51.1%			49.8%

Free cash flow (prior to debt service requirements and dividends)
Net income	$265,660	5,567	(2)	260,093	303,337	38,896	(5)	264,441
Add: Depreciation and amortization	394,990	-		394,990	398,701			398,701
Less: Capital expenditures	(185,004)	-		(185,004)	(184,301)			(184,301)
Free cash flow	$475,646	5,567		470,079	517,737	38,896		478,841

Free cash flow	$475,646				517,737
Gain on asset dispositions and liquidation of marketable securities	(12,452)				(10,436)
Deferred income taxes	23,957				43,111
Changes in current assets and current liabilities	(53,689)				28,514
Decrease in other noncurrent assets	6,108				8,053
Decrease in other noncurrent liabilities	(3,978)				(14,209)
Retirement benefits	21,346				21,392
Excess tax benefits from share-based compensation	(787)				(6,434)
Other, net	26,078				17,404
Add: Capital expenditures	185,004				184,301
Net cash provided by operating activities	$667,233				789,433

NONRECURRING ITEMS
(1) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
   (2) - Includes (i) after-tax impact of gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($2.8 million), (ii) after-tax impact of gain on sales of non-core assets
                   ($4.6 million), and (iii) net benefit due to the resolution of certain income tax audit issues ($2.3 million), all partially offset by the after-tax impact of Item (1) ($4.1 million).

   (3) - Includes (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $5.9 million reimbursement of amounts upon a change in our satellite television arrangement, net of (iii) impact of severance and related costs due to workforce reduction ($2.2 million).

   (4) - Includes (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $1.9 million reimbursement of amounts upon a change in our satellite television arrangement and (iii) revenue impact of severance and related costs due to workforce reduction ($.5 million).

(5) - Includes after-tax gain on sale of non-core asset and the after-tax effect of Item (3).